Exhibit 4.1

INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT

CONSTITUÉE SOUS L'AUTORITÉ DE LA LOI SUR LES SOCIÉTÉS COMMERCIALES CANADIENNES

ISIN:
CUSIP:

ALGONQUIN POWER INC.

NUMBER/NUMÉRO

SHARES/ACTIONS

12345678901**********
12345678901**********
12345678901********
****12345678901**********
*****12345678901*********

This certifies that

Les présentes attestent que

* PROOF * CGC0878232 * CA6533352082 * 12345678901 ACTIONS ORDINAIRES ENTIÈREMENT LIBÉRÉES DE FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF * ALGONQUIN POWER INC. * PROOF * CGC0878232 * CA6533352082 * 12345678901 ACTIONS ORDINAIRES ENTIÈREMENT LIBÉRÉES DE FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF * ALGONQUIN POWER INC. * PROOF * CGC0878232 * CA6533352082 * 12345678901 ACTIONS ORDINAIRES ENTIÈREMENT LIBÉRÉES DE FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF * ALGONQUIN POWER INC. * PROOF * CGC0878232 * CA6533352082 * 12345678901 ACTIONS ORDINAIRES ENTIÈREMENT LIBÉRÉES DE FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF * ALGONQUIN POWER INC. * PROOF * CGC0878232 * CA6533352082 * 12345678901 ACTIONS ORDINAIRES ENTIÈREMENT LIBÉRÉES DE FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF * ALGONQUIN POWER INC. * PROOF * CGC0878232 * CA6533352082 * 12345678901 ACTIONS ORDINAIRES ENTIÈREMENT LIBÉRÉES DE FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF * ALGON

** PROOF **

Is the registered holder of

est le détenteur immatriculé de

* PROOF * CGC0878232 * CA6533352082 * 12345678901 ACTIONS ORDINAIRES ENTIÈREMENT LIBÉRÉES DE FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF * ALGONQUIN POWER INC. * PROOF * CGC0878232 * CA6533352082 * 12345678901 ACTIONS ORDINAIRES ENTIÈREMENT LIBÉRÉES DE FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF * ALGONQUIN POWER INC. * PROOF * CGC0878232 * CA6533352082 * 12345678901

** 12345678901 **

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT NOMINAL OR PAR VALUE OF
ALGONQUIN POWER INC.
transferable only on the books of the Company upon surrender of this certificate properly endorsed by the holder hereof in person or by attorney. This certificate shall not become valid until countersigned by the transfer agent and registered by the registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed by the facsimile signature of its duly authorized officers.

ACTIONS ORDINAIRES SANS VALEUR NOMINALE, ENTIÈREMENT LIBÉRÉES ET NON SUSCEPTIBLES D'APPELS SUBSÉQUENTS, DE
ALGONQUIN POWER INC.
transférables seulement aux livres de la Compagnie sur remise de ce certificat dûment endossé par le détenteur personnellement ou par son procureur. Ce certificat ne deviendra valide qu'après avoir été contresigné par l'agent des transferts et enregistré par l'agent chargé de la tenue des registres de la Compagnie.

EN FOI DE QUOI la Compagnie a fait signer ce certificat par le facsimilé de la signature de ses dirigeants dûment autorisés.

Date / Le:

Countersigned and registered
CIBC Mellon Trust Company
Transfer agent and registrar

Contresigné et enregistré
Compagnie Trust CIBC Mellon
Agent des transferts et agent chargé de la tenue des registres

PRESIDENT / PRÉSIDENT

CHAIRMAN / PRÉSIDENT DU CONSEIL

By / Par: ____________________ TORONTO
Authorized signature / Signature autorisée

The shares are transferable at the principal offices of CIBC Mellon Trust Company in Toronto

Les actions sont transférables au bureau de principal de Compagnie Trust CIBC Mellon à Toronto

1257002 0 C PROOF - 00053825

SECURITY INSTRUCTIONS ON REVERSE   VOIR LES INSTRUCTIONS DE SECURITE AU VERSO   999999999   G3555529

Printed by DATA BUSINESS FORMS

878231

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.

For value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto
Pour valeur reçue, le soussigné vend, cède et transporte à

____

(Print name(s) of person(s) to whom the securities are being transferred and the address for the register / Écrivez le nom de la ou des personnes à qui les titres sont transférés et l'adresse pour le registre)

____

____ shares/ actions

(number of shares if blank, deemed to be all / nombre d'actions - s'il n'y a rien d'écrit, la totalité est présumée)

of the Company represented by this certificate, and hereby irrevocably constitutes and appoints ________________ the attorney of the undersigned to transfer the said securities with full power of substitution in this matter:
de la société représentées par le présent certificat et constitue et nomme irrévocablement par les présentes ________________ procureur du ou des soussignés pour transférer lesdits titres avec plein pouvoir de substitution à cet égard:

Dated /
Fait le ________________

Signature Guarantee(s)* /
Garantie des signatures*
(the transfer cannot be processed without acceptable guarantees of all signatures / le transfert ne peut être effectué sans une garantie acceptable de chaque signature)

Transferor(s) Signature(s)* /
Signature du ou des cédants*

____

____

____

* For transfers signed by the registered holder(s), their signature(s) must correspond with the name(s) on the certificate in every particular, without any changes.
In addition, every signature must be **Signature Guaranteed** by a Canadian Schedule 1 chartered bank, a major trust company in Canada, or a member of one of the recognized medallion programs - Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature Program (MSP).

* Pour les transferts signés par le ou les détenteurs inscrits, chaque signature doit correspondre exactement avec le ou les noms sur le ou les certificats, sans aucun changement.
Aussi, chaque signature doit être garantie par une banque à charte de l'Annexe 1, une importante société de fiducie au Canada, ou un membre de l'un des programmes de garantie Medallion - Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) ou New York Stock Exchange, Inc Medallion Signature Program (MSP).